                                                                   EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of December 1, 2002 (the "Effective Date"), by and between LIQUIDMETAL TECHNOLOGIES, a California corporation (the "Company"), and THOMAS
N. TROTTER (the "Employee").

                                    RECITALS

         WHEREAS, the Employee desires to be employed by the Company upon the terms and conditions set forth in this Agreement; and

         WHEREAS, the Company desires to assure itself of the Employee's continued employment in the capacities set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the parties hereto covenant and agree as follows:

         1. EMPLOYMENT. The Company hereby employs Employee, and the Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

         2. TERM. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions for termination set forth in
Section 5 hereof, the employment of the Employee under this Agreement shall commence on the Effective Date and shall continue through the close of business on the third anniversary of the Effective Date (the "Initial Term"). Upon the expiration of the Initial Term, the Employee's employment with the Company will continue thereafter on a continuous basis until terminated by either Employee or Company in accordance with the provisions of Section 5 hereof. Notwithstanding the termination of Employee's employment by any means by any party, Sections 6, 7, and 12 of this Agreement shall continue to remain in full force and effect in accordance with their respective terms.

         3. DUTIES. Employee will initially serve as Senior Vice President of Manufacturing_ of the Company. The Employee will devote Employee's entire business time, attention, skill, and energy exclusively to the business of the Company. The Employee shall assume and competently perform such reasonable responsibilities and duties as may be assigned to the Employee from time to time by the Board of Directors, Chairman of the Board, President, Chief Executive Officer of the Company or their designee. To the extent that the Company shall have any parent company, subsidiaries, affiliated corporations, partnerships, or joint ventures (collectively "Related Entities"), the Employee shall perform such duties to promote these entities and to promote and protect their respective interests to the same extent as the interests of the Company without additional compensation.

         4.       COMPENSATION.

                  (a) Annual Base Salary. As compensation for Employee's services and in consideration for the Employee's covenants contained in this Agreement, the Company shall pay the Employee an annual base salary of Two Hundred Thousand and 00/100 dollars ($200,000.00). Such annual base salary shall be payable in equal or as nearly equal as practicable installments in accordance with the policy then prevailing for the Company's salaried employees, and the annual base salary shall be subject to any tax and other withholdings or deductions required by applicable laws and regulations. The Employee's annual base salary will be reviewed by the Board of Directors or Chief Executive Officer of the Company not less frequently than annually, and the annual base salary may be adjusted in the sole discretion of the Board of Directors or Chief Executive Officer. For purposes of this Agreement, the term "Salary Year" means the 365-day period that begins on the Effective Date and each successive 365-day period thereafter.

                  (b) Bonuses. In addition to the Employee's annual base salary, during the term of the Employee's employment hereunder, the Employee shall be entitled to only such bonuses or additional compensation as may be granted to the Employee by the Board of Directors or Chief Executive Officer of the Company, in their sole discretion.

                  (i) The Employee's target bonus under the Company's 2002 Annual Performance Bonus Program (or any successor annual cash performance bonus plan) shall be thirty five percent (35%) of his annual base salary as then in effect. Eligibility for the bonus will be contingent upon meeting individual objectives for the Senior Vice President of Manufacturing position as well as Company financial performance, as determined by the Board of Directors or Chief Executive Officer of the Company, in their sole discretion.

                  (ii) During the first Salary Year of the Initial Term, the Employee will be guaranteed a minimum bonus equal to the target bonus of 35% of the annual base salary as then in effect.

                  (iii) During the second consecutive Salary Year of the Initial Term, the Employee will be eligible for zero percent (0%) to two hundred percent (200%) of the target bonus (even if the applicable bonus program specifies a lower maximum percentage). During such Salary Year, the Employee will be guaranteed a minimum bonus equal to 20% of the annual base salary as then in effect.

                  (iv) During the third consecutive Salary Year of the Initial Term, the Employee will again be eligible for zero percent (0%) to two hundred percent (200%) of the target bonus (even if the applicable bonus program specifies a lower maximum percentage).

                  (c) Other Benefits. During the term of the Employee's employment hereunder, the Employee shall be eligible to participate in such retirement plan, life insurance, health insurance, disability insurance and other benefits plans, if any, which the Company may from time

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

to time make available to similar-level employees. At a minimum, Employee will be entitled to the benefits specifically listed on Exhibit A hereto.

                  (d) Vacation. The Employee shall be entitled to vacation in accordance with Company practice for similar-level employees and any vacation policy in effect at a given time.

                  (e) Reimbursement of Expenses. The Employee shall be reimbursed for all reasonable and customary travel and other business expenses incurred by Employee in the performance of Employee's duties hereunder, provided that such reimbursement shall be subject to, and in accordance with, any expense reimbursement policies and/or expense documentation requirements of the Company that may be in effect from time to time.

                  (f) Option Grant. In addition to the foregoing, in consideration of the execution of this Agreement by the Employee, the Company shall, on the date hereof, grant to the employee an option to purchase up to 150,000_ shares of the common stock of the Company in accordance with a stock option agreement in the form set forth as Exhibit B hereto.

         5.       TERMINATION.

                  (a) Death. The Employee's employment under this Agreement shall terminate immediately upon Employee's death. In the event of a termination pursuant to this Section 5(a), the Employee's estate shall be entitled to receive any unpaid base salary owing to Employee up through and including the date of the Employee's death plus any unpaid bonus amounts that are accrued and fully earned as of the date of Employee's death.

                  (b) Disability. If, during the term of the Employee's employment hereunder, the Employee becomes physically or mentally disabled in the determination of a physician appointed or selected by the Company, or, if due to any physical or mental condition, the Employee becomes unable for a period of more than sixty (60) days during any six-month period to perform Employee's duties hereunder on substantially a full-time basis as determined by a physician selected by the Company, the Company may, at its option, terminate the Employee's employment upon not less than thirty (30) days written notice. In the event of a termination pursuant to this Section 5(b), the Employee shall be entitled to receive any unpaid base salary owing to Employee up through and including the effective date of termination plus any unpaid bonus amounts that are accrued and fully earned as of the effective date of termination .

                  (c) Termination By Employee Without Cause. In addition to the other termination provisions of this Agreement, the Employee may terminate the employment at any time without cause (a "Voluntary Termination Without Cause"). In the event of a Voluntary Termination Without Cause, the Employee shall provide 30 days written notice prior to the effective date of the Voluntary Termination Without Cause.

                  (d) Termination By Company Without Cause. In addition to the other termination provisions of this Agreement, the Company may terminate the Employee's employment at any time without cause (a "Termination Without Cause"). In the event of an effective date of the Termination Without Cause during the Initial Term, the Employee shall continue to receive the Employee's base salary (as then in effect) during the remainder of the

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Initial Term and for an additional period of 12 months following the last day of the Initial Term (the "Severance Period"). In the event of an effective date of the Termination Without Cause following the last day of the Initial Term, the Employees shall receive the Employee's base salary (as then in effect) for a period of 12 months (the "Severance Period"). The Company shall reimburse Employee for premiums paid for the continuation of group health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA) for the remainder of the Initial Term (if applicable) and Severance Period, but for a total period not to exceed eighteen (18) months, beginning with the first day of the calendar month immediately following the effective date of a Termination Without Cause. Employee agrees and acknowledges, however, that Employee will forfeit the right to receive base salary and benefits during the Severance
Period immediately upon the Employee's breach of any covenant set forth in
Section 6 of this Agreement. The Employee will also forfeit the right to salary and benefits during the Severance Period upon accepting employment with another employer with comparable salary, and health benefits hereunder shall be forfeited and shall cease upon the Employee becoming eligible for health benefits from the Employee's new employer.

                  (e) Termination By Company With Cause. The Company may terminate the Employee's employment at any time with Cause (a "Termination With Cause"). As used in this Agreement, "Cause" shall include the following: (1) the Employee's failure or inability to perform Employee's duties under this Agreement; (2) dishonesty or other serious misconduct, (3) the commission of an unlawful act material to Employee's employment, (4) a material violation of the Company's policies or practices which reasonably justifies immediate termination; (5) committing, pleading guilty, nolo contendre or no contest (or their equivalent) to, entering into a pretrial intervention or diversion program regarding, or conviction of, a felony or any crime or act involving moral turpitude, fraud, dishonesty, or misrepresentation; (6) the commission by the Employee of any act which could reasonably adversely affect or impact to a material degree the interests of the Company or Related Entities or in some manner injure the reputation, business, or business relationships of the Company or Related Entities; (7) the Employee's inability to perform an essential function of Employee's position; or (8) any material breach by Employee of this Agreement. The Company may terminate this Agreement for Cause at any time without notice. In the event of a Termination With Cause, the Company shall be relieved of all its obligations to the Employee provided for by this Agreement as of the effective date of the Termination With Cause, and all payments to the Employee hereunder shall immediately cease and terminate as of such date, except that Employee shall be entitled to the annual base salary hereunder up to and including the effective date of the Termination With Cause.

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         6.       NONCOMPETITION, NONSOLICITATION, AND NONDISCLOSURE COVENANTS.

                  (a) Rationale for Restrictions. Employee acknowledges that Employee's services hereunder are of a special, unique, and extraordinary character, and Employee's position with the Company places Employee in a position of confidence and trust with customers, suppliers, and other persons and entities with whom the Company and its Related Entities have a business relationship. The Employee further acknowledges that the rendering of services under this Agreement will likely require the disclosure to Employee of Confidential Information (as defined below), including Trade Secrets of the Company, relating to the Company and/or Related Entities. As a consequence, the Employee agrees that it is reasonable and necessary for the protection of the goodwill and legitimate business interests of the Company and Related Entities that the Employee make the covenants contained in this Section 6, that such covenants are a material inducement for the Company to employ the Employee and to enter into this Agreement, and that the covenants are given as an integral part of and incident to this Agreement.

                  (b) Noncompetition and Nonsolicitation Covenants. As used herein, the term "Restrictive Period" means the time period commencing on the Effective Date of this Agreement and ending on the second (2nd) anniversary of the date on which the Employee's employment by the Company (or any Related Entity) expires or is terminated. The Employee agrees that, during the Restrictive Period, the Employee will not utilize his or her knowledge of the business of the Company or his or her relationships with investors, suppliers, customers, clients, or financial institutions to compete with the Company or any of the Related Entities in any business which directly competes with the Company or any of the Related Entities at any time during the Employee's employment or which engages in any business relating to the development, composition, processing, application, marketing, or sale of amorphous alloys or amorphous alloy products (a "Covered Business"). Additionally, the Employee agrees that the Employee will not engage in any of the following acts anywhere in the world during the Restrictive Period:

                  (i) directly or indirectly engage or invest in; own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of; be employed by, associated with, or in any manner connected with; lend the Employee's name or any similar name to; lend Employee's credit to; or render services or advice to, any business which competes with, is engaged in, or carries on a Covered Business;

                  (ii) directly or indirectly assist, promote or encourage any existing or potential employees, customers, clients, or vendors of the Company or any Related Entity, as well as any other parties which have a business relationship with the Company or a Related Entity, to terminate, discontinue, or reduce the extent of their relationship with the Company or a Related Entity;

                  (iii) directly or indirectly solicit business of the same or similar type as a Covered Business, from any person or entity known by the Employee to be a customer or client of the Company, whether or not the Employee had contact with such person or entity during the Employee's employment with the Company;

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

                  (iv) disparage the Company, any Related Entities, and/or any shareholder, director, officer, employee, or agent of the Company or any Related Entity; and/or

                  (v) engage in any practice the purpose of which is to intentionally evade the provisions of this Section 6 or intentionally commit any act which adversely affects the Company, any Related Entity, or their respective businesses.

Accordingly, the Employee agrees that the geographic scope of the above covenants is a reasonable means of protecting the Company's (and the Related Entities') legitimate business interests. Notwithstanding the foregoing covenants, nothing set forth in this Agreement shall prohibit the Employee from owning the securities of (i) corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation or (ii) any corporation, partnership, firm or other form of business organization which does not compete with, is not engaged in, and does not carry on any aspect of, either directly or indirectly through a subsidiary or otherwise, any Covered Business.

                  (c) Disclosure of Confidential Information. The Employee acknowledges that the inventions, innovations, software, Trade Secrets, business plans, financial strategies, finances, and all other confidential or proprietary information with respect to the business and operations of the Company and Related Entities are valuable, special, and unique assets of the Company. Accordingly, the Employee agrees not to, at any time whatsoever either during or after the Employee's term of employment with the Company (unless legally required to do so by subpoena in which case the Employee must supply a copy of the subpoena to the Company within five business days of receipt), disclose, directly or indirectly, to any person or entity, or use or authorize any person or entity to use, any confidential or proprietary information with respect to the Company or Related Entities without the prior written consent of the Company, including, without limitation, information as to the financial condition, results of operations, identities of clients or prospective clients, products under development, acquisition strategies or acquisitions under consideration, pricing or cost information, marketing strategies, passwords or codes or any other information relating to the Company or any of the Related Entities which could be reasonably regarded as confidential (collectively referred to as "Confidential Information"). However, the term "Confidential Information" does not include any information which is or shall become generally available to the public other than as a result of disclosure by the Employee or by any person or entity which the Employee knows (or which the Employee reasonably should know) has a duty of confidentiality to the Company or a Related Entity with respect to such information. In addition to the foregoing, Company will be fully entitled to all of the protections and benefits afforded by the Florida Uniform Trade Secrets Acts and any other applicable law. For purposes of this Agreement, "Trade Secret" shall mean information, including a formula, pattern, compilation, program, device, method technique, or process, that derives independent economic value, actual or potential, from being not generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use, including but not limited to the patented information and processes as well as the unpatented information and processes comprising, underlying, arising from, and associated with Liquidmetal(R) Alloys and Liquidmetal(R) Coatings made, used, or sold by the Company or any Related Entities.

                  (d) Prevention of Premature Disclosure of Confidential Information and Trade Secrets. The Employee agrees and acknowledges that, because the success of the Company is heavily dependent upon maintaining the secrecy of the Company's Confidential Information and Trade Secrets and preventing the premature public disclosure of the Company's proprietary information and technology including its Confidential Information and Trade Secrets, the Employee agrees to use the Employee's best efforts and his or her highest degree of care, diligence, and prudence to ensure that no Confidential Information or Trade Secret leaks or otherwise prematurely makes its way into the public domain or any public forum, including, without limitation, into any trade publications, internet chat rooms, or other similar forums. In the event that the Employee becomes aware of any leak of Confidential Information or Trade Secret or becomes aware of any circumstances creating a risk of such a leak, the Employee shall immediately inform the Board of Directors, or the Chief Executive Officer of such leak or of such circumstances.

                  (e) Removal and Return of Proprietary Items. The Employee will not remove from the Company's premises (except to the extent such removal is for purposes of the performance of the Employee's duties at home or while traveling, and under such conditions and restrictions as are specifically authorized and/or required by the Company) or transmit by any means, electronic or otherwise, any document, record, notebook, plan, model, component, device, computer software or code, or Confidential Information or Trade Secret, whether embodied in a disk or in any other form, including electronic form, relating to the Company, any Related Entity, or their respective businesses (collectively, the "Proprietary Items"). The Employee recognizes that, as between the Company and the Employee, all of the Proprietary Items, whether or not developed by the Employee, are the exclusive property of the Company. Upon termination of Employee's employment with the Company by either party (regardless of the reason for termination), or upon the request of the Company during the term of employment, the Employee will return to the Company all of the Proprietary Items in the Employee's possession or subject to the Employee's control, and the Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items, Confidential Information, Trade Secret or any part thereof.

                  (f) Enforcement and Remedies. In the event of any breach of any of the covenants set forth in this Section 6, the Employee recognizes that the remedies at law will be inadequate and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section 6. Additionally, the period of time applicable to any covenant set forth in this
Section 6 will be extended by the duration of any violation by Employee of such covenant. In the event a court of competent jurisdiction determines that any of the covenants set forth in this Section 6 are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed to the extent, but only to the extent, necessary to render it enforceable.

         7.       EMPLOYEE INVENTIONS.

                  (a) Definition. For purposes of this Agreement, "Employee Invention" means any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Employee, either solely or in conjunction with others, during the Employee's employment with the Company or during the twenty four (24) month period following such employment, that relates in any way to, or is useful in any manner in, the businesses then being conducted or proposed to be conducted by the Company or any Related Entity during the Employment Period.

                  (b) Ownership of Employee Inventions. Employee agrees and acknowledges that all Employee Inventions will belong exclusively to the Company and that all Employee Inventions are works made for hire and the property of the Company, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Employee hereby assigns to the Company all of the Company's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. The Employee covenants that the Employee will promptly:

                  (i)      disclose to the Company in writing any Employee
                           Invention;

                  (ii) assign to the Company or to a party designated by the Company, at the Company's request and without additional compensation, all of the Employee's right to the Employee Invention for the United States and all foreign jurisdictions;

                  (iii) execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                  (iv) sign all other papers necessary to carry out the above obligations; and

                  (v) give testimony and render any other assistance in support of the Company's rights to any Employee Invention.

         8. ESSENTIAL AND INDEPENDENT COVENANTS. The Employee's covenants in Sections 6 and 7 of this Agreement are independent covenants, and the existence of any claim by the Employee against the Company under this Agreement or otherwise will not excuse the Employee's breach of any covenant in Section 6 or 7. The covenants of Sections 6 and 7 shall survive the termination, extinguishment, or lapse of this Agreement under any circumstances, even if this Agreement is terminated by either party, whether for Cause or not.

         9. REPRESENTATIONS AND WARRANTIES BY THE EMPLOYEE. The Employee represents and warrants to the Company that the execution and delivery by the Employee of this Agreement do not, and the performance by the Employee of the Employee's obligations hereunder will not,

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with or without the giving of notice or the passage of time, or both: (a)
violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Employee, or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound, including, without limitation, any noncompetition agreement or similar agreement. Employee further represents and warrants that Employee fully and completely understands this Agreement and that Employee has engaged in negotiations with the Company and has either consulted with an attorney of Employee's choice or has had ample opportunity to do so and is fully satisfied with the opportunity Employee has had.

         10. NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by facsimile transmission (as long as receipt is acknowledged), or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the address or facsimile number for each party set forth on the signature page hereto, or to such other address or facsimile number as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

         11. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by both of the parties hereto. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Employee's employment by the Company, and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Employee which are not set forth in this Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Company, its respective successors and assigns, and the Employee and Employee's heirs, executors, administrators and legal representatives. The duties and covenants of the Employee under this Agreement, being personal, may not be delegated or assigned by the Employee without the prior written consent of the Company, and any attempted delegation or assignment without such prior written consent shall be null and void and without legal effect. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly. This Agreement may be assigned by the Company without the consent of the Employee, provided, however, that the Employee is given notice of the assignment. If any action is brought by either party under or relating to this Agreement, the prevailing party in any such action shall be entitled to recover all of its out-of-pocket costs and expenses in bringing or defending such action, including, but not limited to, its or his reasonable attorneys' fees.

         12. GOVERNING LAW; RESOLUTION OF DISPUTES. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Florida without regard to principles of choice of law or conflicts of law thereunder. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought exclusively in the courts of the State of Florida, County of

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Hillsborough, or, if it has or can acquire jurisdiction, in the United States
District Court located in Hillsborough County, Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world. The parties hereto agree that having venue and jurisdiction solely in Florida is reasonable in that the headquarters for the Company is in Tampa, Hillsborough County, Florida and that site for litigation is the most central for such matters. THE PARTIES HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE EMPLOYMENT OF THE EMPLOYEE WITH THE COMPANY. This Agreement shall not be construed against either party but shall be construed without regard to the participation of either party in the drafting of this Agreement or any part thereof.

         13. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be effective upon the execution and delivery by any party hereto of facsimile copies of signature pages hereto duly executed by such party; provided, however, that any party delivering a facsimile signature page covenants and agrees to deliver promptly after the date hereof two (2) original copies to the other party hereto.

         14. MODIFICATION BY THE COURT. In the event that any provision or Section of this Agreement violates any law of the state of Florida or is for some other reason unenforceable as written in the state of Florida, the Employee and the Company agree that the unenforceable provision or Section should not cause the entire Agreement to become unenforceable unless it is caused to fail in its essential purpose. In the event that any provision or Section of this Agreement violates any law of the state of Florida or is for some other reason unenforceable as written in the state of Florida, the Employee agrees that the provision should be reduced in scope or length or otherwise modified by the Court, if possible under the law, to cause the provision or section of the Agreement to be legal and enforceable but to still provide to the Company the maximum protection available to it under the law.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    LIQUIDMETAL TECHNOLOGIES

                                    By: /s/ John Kang
                                       -----------------------------------------
                                       John Kang, President and Chief Executive
                                       Officer

                                    Liquidmetal Technologies
                                    100 North Tampa Street
                                    Suite 3150

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

                                    Tampa, FL 33602
                                    Facsimile Number:  [_______________________]

                                    EMPLOYEE

                                    By: /s/ Thomas Trotter
                                       -----------------------------------------

                                    Printed Name:_______________________________

                                    Address and Facsimile Number:

                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________

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